SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      ----------------------------------

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                               October 13, 1999
                 --------------------------------------------
                       (Date of earliest event reported)


                             CINCINNATI BELL INC.
                 --------------------------------------------
            (Exact name of registrant as specified in its charter)


                Ohio               1-8519            31-1056105
            ------------        ------------        ------------
           (State or other      (Commission       (I.R.S. Employer
           jurisdiction of          File           Identification
            organization)          Number)             Number)


                 201 East Fourth Street
                       Cincinnati, Ohio                   45202
               --------------------------              -----------
          (Address of principal executive offices)     (Zip Code)


                                (513) 397-9900
                 --------------------------------------------
             (Registrant's telephone number, including area code)



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Item 5.   Other Events

          Cincinnati Bell Inc., an Ohio corporation ("CBI"), IXC Communications, Inc., a Delaware corporation ("IXC"), and Ivory Merger Inc., a Delaware corporation and a wholly owned subsidiary of CBI, previously entered into an Agreement and Plan of Merger dated as of July 20, 1999 (the "Merger Agreement"), pursuant to which IXC will merge (the "Merger") with and into Ivory Merger Inc. and become a wholly owned subsidiary of CBI.

          In light of the decision of Chancellor Chandler on September 27, 1999, in the Court of Chancery of the State of Delaware in Phelps Dodge Corporation vs. Cyprus Amax Minerals Company, CBI and IXC have entered into Amendment No. 1 dated as of October 13, 1999 to the Merger Agreement (the "Amendment"). While CBI does not believe that the decision is applicable to the Merger or the Merger Agreement, CBI has decided to amend the Merger Agreement. The Amendment amends Sections 4.03 and 4.04 of the Merger Agreement and provides that in response to an IXC Superior Proposal or a Cincinnati Bell Superior Proposal (each as defined in the Amendment), IXC or CBI, as the case may be, may engage in discussions to inform itself of the terms of any such Superior Proposal. The terms and provisions of Sections 4.03 and 4.04 of the Merger Agreement otherwise remain unchanged.

          A copy of the Amendment is attached hereto as Exhibit 2.1. Such
     Exhibit is incorporated by reference to this Item 5 and the foregoing is qualified in its entirety by reference to such Exhibit.

          In connection with putative class action litigation filed by John D. Crawford and other IXC stockholders (John D. Crawford, et al., v. Cincinnati Bell Inc., et al. C.A. No. 17334 (the "Crawford Action") and In re IXC Communications, Inc. Shareholders Litigation, Consolidated C.A. No. 17324), in the Court of Chancery of the State of Delaware plaintiffs served a Joint Opening Brief In Support Of Their Motions for Preliminary Injunction (the "Joint Opening Brief") on October 8, 1999. On October 13, 1999, plaintiffs in the Crawford Action filed a motion for leave to file a second amended and supplemental complaint (the "Amended Complaint"). In the Joint Opening Brief and in the Amended Complaint, plaintiffs allege that the joint proxy statement/prospectus (the "Proxy Statement") filed with the Securities and Exchange Commission on September 13, 1999, and mailed by IXC to its stockholders on or about September 14, 1999, contained various misstatements and omissions that are misleading. CBI does not believe that


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any of the alleged misstatements or omissions in the Proxy Statement are misleading or material.

          A copy of the relevant portion of the Joint Opening Brief regarding the Proxy Statement is attached hereto as Exhibit 2.2. A copy of the Amended Complaint is attached hereto as Exhibit 2.3. Exhibits 2.2 and 2.3 are incorporated by reference to this Item 5 and the foregoing is qualified in its entirety by reference to these Exhibits.

          Certain of plaintiffs' disclosure allegations are listed numerically below. Following each numbered paragraph, certain additional disclosures are provided. Information relating to CBI is being provided by CBI and information relating to IXC is being provided by IXC.

          1. The Proxy Statement fails to disclose that the letter agreement in which IXC engaged Morgan Stanley was backdated (i.e., it was signed on July 20 or 21, 1999 but dated February 3, 1999).

               o On February 4, 1999, IXC publicly announced that it had engaged Morgan Stanley to explore strategic alternatives. At around this time the parties negotiated the general parameters regarding the scope of Morgan Stanley's engagement and Morgan Stanley began performing services.

               o The engagement letter was not signed by both parties, however, until July 20, 1999, when the parties finalized their negotiations regarding the fee to be paid to Morgan Stanley for its services. It is not unusual in the investment banking business for engagement letters to be finalized immediately prior to the delivery of fairness opinions but to be dated as of an earlier date.

          2. The Proxy Statement fails to disclose that neither Morgan Stanley nor Merrill Lynch issued fairness opinions with respect to CBI's purchase of one half of GEPT's stock in IXC at $50 per share.

               o The fairness opinions of Morgan Stanley and Merrill Lynch address only the fairness of the exchange ratio. These


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                    fairness opinions are attached as Annexes 8 and 9 to the
                    Proxy Statement.

          3. The Proxy Statement fails to disclose that IXC shut Morgan Stanley out for much of May and June and retained Merrill Lynch because IXC was concerned that Morgan Stanley might refuse to issue a fairness opinion.

               o One of the reasons that Merrill Lynch was retained was because IXC was not completely satisfied with the progress being made in examining strategic alternatives and believed that the addition of Merrill Lynch would assist IXC in its efforts.

               o Both Merrill Lynch and Morgan Stanley participated in the due diligence process with respect to CBI.

               o If IXC had been unable to reach an agreement with Morgan Stanley as to fees, then Morgan Stanley would have withdrawn from the IXC engagement and would not have rendered a fairness opinion as to the exchange ratio provided by the Merger.

          4. The Proxy Statement fails to disclose that the amount of Morgan Stanley's fee was contingent on the value of the deal and not finalized until the afternoon of July 20, 1999.

               o Morgan Stanley's and Merrill Lynch's respective fees were finalized on the afternoon of July 20, 1999.

               o There was disagreement as to how Morgan Stanley's fee was to be determined. After negotiations, Morgan
                    Stanley and IXC finally agreed that Morgan Stanley would receive a fee of $5 million payable upon completion of the Merger.

          5. The Proxy Statement fails to disclose that Morgan Stanley advised the IXC directors that there were companies who would make better strategic partners with IXC than would CBI.


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               o    Morgan Stanley believed that there were other companies
                    that may have provided a better strategic fit with IXC than CBI. There was no expression of interest pending, however, from any other company at the time the Merger was approved by the IXC Board.

          6. The Proxy Statement fails to disclose that Morgan Stanley recommended that PSINet and [Company A]1 be contacted before the IXC Board voted on a merger with CBI.

               o Morgan Stanley stated that contacting PSINet and [Company A] before voting on a merger with CBI was a course of action available to IXC. The IXC Board considered and rejected this course of action.

          7. The Proxy Statement fails to disclose that Mr. Bragin, an IXC director, has served since 1985 as Vice President of General Electric Investment Corporation, a subsidiary of General Electric Company, which also is an advisor to the Trustees of General Electric Pension Trust ("GEPT").

               o Wolfe H. Bragin is a Vice President at General Electric Investment Corporation, which also is an advisor to GEPT. Mr. Bragin has held this position since at least 1985.

          8. The Proxy Statement fails to disclose that the Merger Agreement was conditioned upon the GEPT Stockholders Agreement which in turn was conditioned on CBI's purchase of GEPT's IXC shares for $50 cash per share.

               o CBI would not have entered into the Merger Agreement without an agreement by GEPT to vote its IXC shares in favor of the Merger.

               o GEPT required that CBI agree to purchase from GEPT approximately half of its IXC shares for cash.

------------------
   1  Not identified for confidentiality reasons.


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          9.   The Proxy Statement fails to disclose that Mr. Benjamin Scott was terminated as a director of IXC just days before the IXC Board considered the Merger Agreement because IXC was concerned that Mr. Scott may pose an obstacle to the Merger.

               o At the time Mr. Scott resigned as chief executive officer of IXC, it was agreed that Mr. Scott would also resign from the IXC Board at some appropriate time in the future.

               o Mr. Irwin suggested that it would be appropriate for Mr. Scott to resign from the IXC Board before the deliberations concerning the Merger. Mr. Scott resigned from the IXC Board effective July 17, 1999.

               o    Mr. Scott has stated that he fully supports the Merger.

          10. The Proxy Statement fails to disclose that Mr. Irwin preferred consideration in stock over cash because he had a tax basis in his IXC stock of less than $5 per share.

               o Mr. Irwin's IXC shares have a per share basis of less than $5.

               o A merger in which cash consideration was paid could result in significant capital gains tax liability to Mr. Irwin, Mr. Ralph Swett and other stockholders.

               o Mr. Irwin has stated that the tax-free nature of the Merger was important to many IXC stockholders, including himself and Mr. Swett.

          11. The Proxy Statement fails to disclose certain concerns expressed by the IXC due diligence team to the IXC Board regarding a merger between IXC and CBI.

               o The IXC due diligence team presented a report to the IXC Board that concluded that there would be very limited cost synergies and limited revenue synergies in a merger with CBI.


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               o    The IXC due diligence team also noted that one risk of a
                    merger with CBI was that the second level of management at CBI had limited experience operating outside of the Cincinnati, Ohio region.

               o The IXC Board considered the report of the due diligence team.

          12. The Proxy Statement misrepresents the number of shares owned by directors and officers of IXC and their affiliates.

               o As of September 22, 1999, the record date for the IXC stockholders meeting:

               - Messrs. Swett and Irwin and their affiliates owned and are entitled to vote approximately 16% of the IXC common stock and are committed to vote, as stockholders, for the adoption of the Merger Agreement.

               - GEPT owned approximately 10% of the IXC common stock and is committed to vote for the adoption of the Merger Agreement.

               - The other IXC directors and executive officers and their affiliates (including Mr. Bragin but excluding Messrs. Swett and Irwin and GEPT) owned and are entitled to vote approximately 1% of the IXC common stock and intend to vote for the adoption of the Merger Agreement.



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               -    The share ownership of these individuals and entities was:


                                                                   Approximate
                                                                    percentage
                                                                      of IXC
                                                IXC common            common
                      Name or Entity            stock Owned        stock owned
                      --------------            -----------        -----------

                    Richard D. Irwin (and
                    affiliates)...........       3,254,990              9%
                    Ralph J. Swett (and
                    affiliates)...........       2,740,716              7%
                                                 ---------             ---
                        Sub-total.........       5,995,706             16%
                                                 =========             ===

                    GEPT..................       3,625,172             10%
                                                 =========             ===

                    Wolfe H. Bragin.......           4,000              *
                    Joe C. Culp...........           2,612              *
                    Dominick DeAngelo.....               0              *
                    David L. Hughart......               0              *
                    Stanley W. Katz.......           2,000              *
                    Carl W. McKinzie......         211,917              *
                    Jeffrey C. Smith......           2,000              *
                    Stuart K. Coppens.....               0              *
                    Michael W. Vent.......               0              *
                    Phillip L. Williams...         146,762              *
                    John M. Zrno..........               0              *
                                               -----------             ---
                        Sub-total.........         369,291              1%
                                               ===========             ===


                                     Total       9,990,169             27%
                                               ===========             ===


               o As of September 22, 1999, CBI owned and was entitled to vote 4,999,345 shares of IXC common stock, which it acquired from GEPT under a stock purchase agreement between CBI and GEPT dated as of July 20, 1999. Based on the number of shares of IXC common stock outstanding on September 22, 1999, CBI owned approximately 13% of the outstanding shares of IXC common stock on that date.

                    -----------------
                    * Indicates ownership of less than 1% of IXC common stock outstanding on September 22, 1999.


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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CINCINNATI BELL INC.

                                          by:
                                              /s/ Thomas E. Taylor
                                             --------------------------------
                                              Name: Thomas E. Taylor
                                              Title: General Counsel and
                                              Secretary



Date: October 14, 1999


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                                 Exhibit Index



           Exhibit No.                       Exhibit

               2.1 Amendment No. 1 dated as of October 13, 1999, among Cincinnati Bell Inc., an Ohio corporation, IXC Communications, Inc., a Delaware corporation, and Ivory Merger Inc., a Delaware corporation, to the Agreement and Plan of Merger dated as of July 20, 1999, among Cincinnati Bell Inc., IXC Communications, Inc. and Ivory Merger Inc.

               2.2            Selected  portions  from the Joint
                              Opening Brief In Support Of Their Motions For Preliminary Injunction filed on October 8, 1999 by plaintiffs in the action styled
                              Crawford et al. v. Cincinnati Bell Inc., et al., C.A. No. 17334 and In re
                              IXC  Communications  Inc.  Shareholders
                              Litigation, Consolidated C.A. No. 17324, pending in the Court of Chancery for the State of Delaware.

               2.3 Proposed Second Amended and Supplemental Complaint attached to a Motion to Amend filed by plaintiffs in the action styled Crawford et al. v. Cincinnati Bell, Inc. et al., C.A. No. 17334.


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